Exhibit 99.1

Immediate	Roger Bosma
President & CEO
Joseph Hurley
EVP & CFO
(973) 697-2000

Lakeland Bancorp Announces Stock Buyback Program

Oak Ridge, New Jersey, August 16, 2007 — Lakeland Bancorp, Inc. (Nasdaq: “LBAI”) announced today that its Board of Directors has authorized a stock buyback program for the purchase of up to 500,000 shares of the Company’s outstanding common stock over the next twelve months. Purchases may be made in management’s discretion in open market or privately negotiated transactions.

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.3 billion and fifty (50) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, equipment leasing, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.